UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Colony Bankcorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 24, 2006

Dear Shareholder:

You are invited to attend our Annual Meeting of Shareholders to be held on April 25, 2006 in Fitzgerald, Georgia at the time and place shown in the attached notice. As we do at the meeting every year, in addition to considering the matters described in the proxy statement, we will review our 2005 business results and other matters of interest to our shareholders.

We hope that you will attend the meeting in person, but even if you plan to do so, we encourage you to please vote your shares ahead of time by using the enclosed proxy card. This will ensure that your Colony Bankcorp, Inc. stock will be represented at the meeting. If you attend the meeting and prefer to vote in person, you may do so. The attached proxy statement explains more about proxy voting. Please read it carefully.

We look forward to your participation in the annual meeting process.

Sincerely,

/s/ Al D. Ross Al D. Ross
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF COLONY BANKCORP, INC.

DATE:	Tuesday, April 25, 2006
TIME:	6:00 p.m.
PLACE:	Colony Bankcorp, Inc.
Corporate Offices 115 South Grant Street Fitzgerald, Georgia

MATTERS TO BE VOTED ON:

PROPOSAL I: Election of ten directors

Any other matter that may be properly brought before the meeting.

Only shareholders of record at the close of business on March 15, 2006 may vote at the meeting.

Your vote is important. Please complete, sign, date and return your proxy card promptly in the enclosed envelope.

By Order of the Board of Directors

/s/ Al D. Ross
Al D. Ross President and Chief Executive Officer

Fitzgerald, Georgia

March 24, 2006

COLONY BANKCORP, INC.

Post Office Box 989

115 South Grant Street

Fitzgerald, Georgia 31750

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 25, 2006

To the shareholders of Colony Bankcorp, Inc.:

Notice is hereby given that the annual meeting of shareholders (the “annual meeting”) of Colony Bankcorp, Inc. (the “Company”) will be held at Colony Bankcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia on Tuesday, April 25, 2006 at 6:00 p.m., local time, for the following purposes:

(1)	To elect 10 directors for a term of one (1) year; and

(2)	To transact any other business that may properly come before the annual meeting or any other adjournment or postponement thereof.

The close of business on March 15, 2006 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting.

Shareholders may receive more than one proxy because of shares registered in different names or addresses. Each such proxy should be marked, dated, signed and returned. Please check to be certain of the manner in which your shares are registered - whether individually, as joint tenants, or in a representative capacity - and sign the related proxy accordingly.

A complete list of shareholders entitled to vote at the annual meeting will be available for examination by any shareholder, for any purpose germane to the annual meeting, during normal business hours, for a period of at least 10 days prior to the annual meeting at the Company’s corporate offices located at the address set forth above.

You are cordially invited to attend the annual meeting. Whether or not you plan to do so, please mark, date and sign the enclosed proxy and mail it promptly in the enclosed postage-paid envelope. Returning your proxy does not deprive you of your right to attend the annual meeting and vote your shares in person.

More detailed information regarding the matters to be acted upon at the special meeting is contained in the proxy statement accompanying this notice.

By Order of the Board of Directors

/s/ Al D. Ross
Al D. Ross President and Chief Executive Officer

Fitzgerald, Georgia

March 24, 2006

COLONY BANKCORP, INC.

Post Office Box 989

115 South Grant Street

Fitzgerald, Georgia 31750

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

April 25, 2006

This proxy statement is furnished to the shareholders of Colony Bankcorp, Inc. in connection with the solicitation of proxies by its Board of Directors to be voted at the 2006 Annual Meeting of Shareholders and at any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, April 25, 2006, at Colony Bankcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia, at 6:00 p.m. local time.

The approximate date on which this proxy statement and the accompanying proxy card are first being sent or given to shareholders is March 24, 2006.

As used in this proxy statement, the terms Colony Bankcorp, Company, we, our and us all refer to Colony Bankcorp, Inc. and its subsidiaries.

VOTING

General

The securities which can be voted at the Annual Meeting consist of Colony Bankcorp’s $1.00 par value common stock (“Colony Bankcorp stock”), with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of Colony Bankcorp stock who are entitled to notice of and to vote at the Annual Meeting is March 15, 2006. On the record date, 7,191,135 shares of Colony Bankcorp stock were outstanding and eligible to be voted.

Quorum and Vote Required

The presence, in person or by proxy, of a majority of the outstanding shares of Colony Bankcorp stock is necessary to constitute a quorum at the Annual Meeting. In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes “for” or “against” as well as all abstentions (including votes to withhold authority to vote) will be counted.

In voting for the proposal to elect ten directors (Proposal No. 1), you may vote in favor of all nominees or withhold your votes as to all or as to specific nominees. The vote required to approve Proposal No. 1 is governed by Georgia law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. Any other matter which may be submitted to shareholders at the meeting will be determined by a majority of the votes cast at the meeting. Votes withheld and broker non-votes will not be counted and will have no effect.

Our directors and executive officers hold 1,724,827 shares of Colony Bankcorp stock, or approximately 23.99% of all outstanding stock, and we believe that all of those shares will be voted in favor of the proposal.

Proxies

All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees or withhold your votes as to specific nominees. You should specify your choices on the proxy card. If no specific instructions are given with regard to the matter to be voted upon, the shares represented by a signed proxy card will be voted “for” the proposal listed on the proxy card. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

All proxy cards delivered pursuant to this solicitation are revocable at any time before they are voted by giving written notice to our Secretary, Terry L. Hester, at 115 South Grant Street, Fitzgerald, Georgia 31750, by delivering a later dated proxy card, or by voting in person at the Annual Meeting.

All expenses incurred in connection with the solicitation of proxies will be paid by us. Solicitation may take place by mail, telephone, telegram, or personal contact by our directors, officers, and regular employees of the Company without additional compensation. The Annual Report of the Company for the year 2005 accompanies this proxy statement.

Proposal No. 1

Election of Directors

Our Board of Directors consists of eleven members, eight of whom are non-employee directors. The Company’s bylaws provide that the Board of Directors shall consist of not less than three nor more than twenty-five persons, with the exact number to be fixed and determined from time to time by resolution of the Board of Directors, or by resolution of the shareholders at any annual or special meeting of shareholders. The Board of Directors has voted that the Board consist of ten members for the Company’s ensuing fiscal year.

The Nomination Committee, consisting of independent directors Terry Coleman, Morris Downing, Jerry Harrell and Sidney Ross recommended to the full board a slate of directors for consideration in the shareholders proxy for the Annual Meeting. The Board of Directors, based on the Nomination Committee recommendations, has nominated the following persons for submission to the shareholders for election for a one-year term expiring at the 2007 annual meeting:

Terry L. Coleman	Charles E. Myler
L. Morris Downing, Jr.	W. B. Roberts, Jr.
Edward J. Harrell	Al D. Ross
Terry L. Hester	R. Sidney Ross
James D. Minix	B. Gene Waldron

Each of the nominees is currently a director.

The Board of Directors recommends that you vote “FOR” the proposal to elect the ten nominees names above.

Each of the nominees has consented to serve if elected. If any nominee should be unavailable to serve for any reason, the Board may designate a substitute nominee (in which event the persons named as proxies will vote the shares represented by all valid proxy cards for the election of such substitute nominee), allow the vacancy to remain open until a suitable candidate is located, or reduce the number of directors.

Information as of December 31, 2005 about each of the nominees is set forth below. Their ownership of Colony Bankcorp stock is set forth in the table on page nine. Colony Management Services, Inc. and all listed banks are subsidiaries of the company.

Directors and Nominees:

Terry L. Coleman. Mr. Coleman, age 62, is the Owner of Huddle House in Eastman, Georgia. He serves as a member of the House of Representatives and formerly served as Speaker of the House of Representatives. Mr. Coleman serves as a Director of Colony Bank of Dodge County. Mr. Coleman has been a Director of Colony Bankcorp since May, 1990.

L. Morris Downing, Jr. Mr. Downing, age 63, is President of Lowell Packing Company. He also serves as a Director of Colony Management Services, Inc. Mr. Downing has been a Director of Colony Bankcorp since July, 1994 and has served as Chairman of the Board since May, 2002.

Terry L. Hester. Mr. Hester, age 51, has been Executive Vice President and Chief Financial Officer of Colony Bankcorp since June, 1994 and Secretary of Colony Bankcorp since May 2003. He also served as Acting President and Chief Executive Officer from June, 1993 to June, 1994 and has served as Treasurer since 1982. He also serves as a Director of Colony Bank Wilcox, Colony Bank Quitman, FSB and Georgia First Mortgage. Mr. Hester has been a Director of Colony Bankcorp since March, 1990.

Edward J. Harrell. Mr. Harrell, age 61, is Partner of the Macon law firm, Martin Snow, LLP. Mr. Harrell has been a Director of Colony Bankcorp since December, 2002.

James D. Minix. Mr. Minix, age 64, served as Chief Executive Officer of the Company from December, 2004 until his retirement in January, 2006 and served as President and Chief Executive Officer of the Company from June, 1994 to December, 2004. Mr. Minix served as President and Chief Executive Officer of Colony Bank of Fitzgerald from January, 1993 to June, 1994. He also served as President and Chief Executive Officer of Colony Bank Ashburn from February, 1990 to December, 1992. Mr. Minix has been a Director of Colony Bankcorp since March, 1994.

Charles E. Myler. Mr. Myler, age 63, is retired from FDIC where he served for twenty years as a supervisor of the Albany FDIC office and worked another sixteen years as an FDIC field examiner. Mr. Myler serves as a Director of Colony Bank Ashburn. Mr. Myler has been a Director of Colony Bankcorp since October, 2004.

W. B. Roberts, Jr. Mr. Roberts, age 64, is a Farmer and a Businessman. He also serves as Chairman of the Board of Colony Bank Ashburn. Mr. Roberts has been a Director of Colony Bankcorp since March, 1990.

Al D. Ross. Mr. Ross, age 42, has served as President and Chief Executive Officer since January, 2006 and served as President and Chief Operating Officer of the Company from December, 2004 to January 2006 and served as Executive Vice President of the Company from January, 2003 to December, 2004 and served as Senior Vice President of the Company from May, 2002 to January, 2003. He also served as President and Chief Executive Officer of Colony Bank Southeast from May, 2001 to January 2006. Mr. Ross serves as a Director of Colony Bank Southeast, Colony Bank of Fitzgerald, Colony Management Services, Inc., Colony Bank Ashburn, Colony Bank Quitman, Colony Bank Worth and Chairman of Georgia First Mortgage Company. Mr. Ross has been a Director of Colony Bankcorp since January, 2005.

R. Sidney Ross. Mr. Ross, age 64, is President of Ross of Georgia, Inc. Mr. Ross has been a Director of Colony Bankcorp since November, 1982 and has served as Vice Chairman of the Board since May, 2004.

B. Gene Waldron. Mr. Waldron, age 46, is President of Tri-County Gin, Inc., President of Deep South Peanut, Inc., President of Waldron Enterprises, Inc. and Vice President of Waldron Farm Service, Inc. He also serves as Chairman of the Board of Colony Bank Southeast. Mr. Waldron has been a Director of Colony Bankcorp since April, 2002.

Each director serves until the annual meeting following his election or until such later time as his successor is elected and qualifies or there is a decrease in the number of directors.

Executive Officers:

James D. Minix, Terry L. Hester, Walter P. Patten and Al D. Ross were the only executive officers of Colony Bankcorp, Inc. during 2005. Currently, Messrs. Ross and Hester are the only executive officers of Colony Bankcorp, Inc. due to the retirement of Mr. Minix in January, 2006 and job duty and responsibility changes for Mr. Patten. Messrs. Ross and Hester were previously reported on as nominees for election as directors.

Executive officers do not hold office for a fixed term but may be removed by the Board of Directors with or without cause. The company does not have any employment or change-in-control agreements with any of the named executive officers.

Governance of the Company

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. Colony Bankcorp, through its Board of Directors and management, has long sought to meet the highest standards of corporate governance. The Board has adopted and adheres to corporate governance guidelines which the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Georgia law (the state in which we are incorporated), the rules and listing of NASDAQ, and SEC regulations, as well as best practices suggested by recognized governance authorities.

Currently, our Board of Directors has eleven members, seven of whom meet the NASDAQ standard for independence. Only independent directors serve on our Audit Committee, Governance Committee, Compensation Committee and Nomination Committee.

In May, 2005, the Board of Directors re-appointed L. Morris Dowing, Jr. as Chairman, a position Mr. Downing has held since May, 2002. In this capacity, Mr. Downing has frequent contact with Mr. Ross and other members of management on a broad range of matters and has additional corporate governance responsibilities for the Board. The Board of Directors has determined that Mr. Downing meets the Rules of NASDAQ standard for independence.

In assessing potential directors for our Board, we look for candidates who possess a wide range of experience, skills, areas of expertise, knowledge and business judgement. A director candidate should also have demonstrated superior performance or accomplishments in his or her professional undertakings.

Our Board of Directors conducts regular meetings, generally on a monthly basis and also conducts some of its business through the six committees described below. Our Board of Directors met twelve times during the year and each director attended at least 75% of the meetings of the full Board and of the committee on which he serves.

Committees of the Board of Directors

The Executive Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full board. The purpose of the Executive Committee is to conduct necessary business and make decisions on behalf of the full Board between regular Board meetings. Mr. Sidney Ross, Mr. Harrell, Mr. Minix, Mr. Coleman and Mr. Downing were members of this committee during the year. Mr. Al Ross was appointed to this committee in January, 2006. The committee met two times during the year.

The Compensation Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full board. The purpose of the Compensation Committee is to ensure that the Chief Executive Officer, other executive officers and key management of the Company are compensated effectively in a manner consistent with the compensation strategy of the company, internal equity considerations, competitive practice, and any requirements of appropriate regulatory bodies, to establish guidelines and oversee the administration of executive compensation plans and arrangements as well as certain employee benefit plans and to recommend any changes to the Director’s compensation package. Mr. Downing, Mr. Harrell and Mr. Coleman were members of this committee during the year. As of December 31, 2005, the members of the Compensation Committee met the independence requirements of the Company’s Corporate Governance Guidelines and the rules of NASDAQ. The committee met three times during the year.

The Governance Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full board. The purpose of the Governance Committee is to take a leadership role in shaping the corporate governance of the Company, to develop and recommend to the Board a set of corporate governance guidelines and to address committee structure and operations. Mr. Harrell, Mr. Coleman, Mr. Downing and Mr. Sidney Ross were members of this committee during the year. As of December 31, 2005 the members of the Governance Committe met the independence requirements of the Company’s Corporate Governance Guidelines and the Rules of NASDAQ. The committee met four times during the year.

The Audit Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full board. The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities for the company’s accounting and financial reporting processes and audits of the financial statements of the company by monitoring the integrity of the company’s financial statements, the independence and qualifications of its external auditor, the company’s system of internal controls, the performance of the company’s internal audit process and external auditor and the company’s compliance with laws, regulations and the Directors and Senior Financial Officers Code of Ethical Conduct and the Code of Conduct. Mr. Coleman, Mr. Waldron, Mr. Roberts, Mr. Downing and Mr. Myler were members of this committee during the year. As of December 31, 2005, the members of the Audit Committee met the independence requirements of the Company’s Corporate Governance Guidelines and the Rules of NASDAQ. The committee met eleven times during the year.

The Asset-Liability Management Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board. The purpose of the Asset-Liability Management Committee is to monitor all aspects of the Company’s Asset/Liability Management functions as set forth in Colony Bankcorp, Inc. Asset/Liability Management Policy. Mr. Hester, Mr. Downing, Mr. Roberts, Mr. Waldron and Mr. Myler were members of this committee during the year. The committee met two times during the year.

The Nomination Committee is appointed by the Chairman of the Board of Directors of the company, subject to election by the full Board. The purpose of the Nomination Committee is to make recommendations to the Board on qualifications and selection criteria for Board members and review the qualifications of potential candidates for the Board and to make recommendations to the Board on nominees to be elected at the Annual Meeting of Stockholders. Colony Bankcorp, Inc. has a standing Nomination Committee composed of the following members: Directors Harrell, Coleman, Downing, and Sidney Ross. Each of the members of the Committee were deemed independent as defined in the listing standards of the National Association of Securities Dealers (“NASD”). The Committee has a written charter, a copy of which was attached to last year’s proxy statement. The charter was not amended in 2005. The charter is not currently avaliable on the Company’s website. The Committee does not currently have a policy or process for identifying and evaluating nominees. However, in addition to meeting the qualification requirements set forth by the Georgia Department of Banking & Finance, a possible director-candidate must also meet the following criteria to be considered by the Nominating Committee: independence; highest personal and professional ethics and integrity; willing to devote sufficient time to fulfilling duties as a Director; impact on the diversity of the Board’s overall experience in business, government, education, technology and other areas relevant to the Company’s business; impact on the diversity of the Board’s composition in terms of age, skills, ethnicity and other factors relevant to the Company’s business; and number of other public company boards on which the candidate may serve (generally, should not be more than three public company boards in addition to the Company). The Committee does not currently have a policy with regard to the consideration of any director candidates recommended by security holders. The Board of Directors has determined such a policy has been unnecessary in the past and will charge the Nomination Committee to evaluate the appropriateness of developing such a policy in the coming year. The committee met two times during the year.

Director Compensation

Directors of the Company receive $750 for each meeting of the Board of Directors attended and $650 for meetings not attended with the exception of the Chairman who receives $900 for each board meeting attended. Outside directors are paid $200 per month for each committee of the company for which they serve.

Directors of Colony Bank of Fitzgerald receive $400 for each meeting attended and $300 for meetings not attended. Directors Emeritus receive $200 for each meeting attended.

Directors of Colony Bank Ashburn receive $400 for each meeting attended and $50 for each loan and audit committee meeting attended.

Directors of Colony Bank of Dodge County receive $400 for each meeting attended and $50 for each loan committee meeting attended.

Directors of Colony Bank Worth receive $400 for each meeting attended and $50 for each loan committee meeting attended.

Directors of Colony Bank Southeast receive $400 for each meeting attended and $50 for each committee meeting attended.

Directors of Colony Bank Wilcox receive $400 for each meeting attended and $50 for each loan committee meeting attended.

Directors of Colony Management Services, Inc. receive $250 for each meeting attended.

Directors of Colony Bank Quitman, FSB receive $450 for each meeting attended and $100 for each loan committee meeting attended.

Directors Emeritus of Colony Bankcorp, Inc. receive $300 for each board meeting attended.

Directors of Colony Bank of Fitzgerald were able to defer all or a portion of director’s fees in return for a deferred income agreement. Under the agreement, a Director agrees to serve for either five or ten years without director’s fee compensation in exchange for an agreement by the Bank to pay the director deferred income at death, or upon attaining age 65. With the deferred compensation, the Bank has purchased key man insurance on the participating directors which will pay the Bank a death benefit equal in value to the projected cost of the deferred income. Management believes the program will have no net cost to the Bank. Liabilities accrued under the plan totaled $912,347 as of December 31, 2005. Benefit payments under the contracts were $167,126 in 2005. Provisions charged to operations totaled $263,386 in 2004. Income recognized on plan assets was $265,378. Thus, net income for calendar year 2005 was $1,992. All fees covered by the deferred compensation plan have been deferred and all directors are now receiving director fees. Colony Bank of Fitzgerald continues to pay premiums on the insurance policies. All directors are participating in the plan, except new directors elected since 1990.

Directors of Colony Bank Quitman, FSB adopted a deferred compensation plan effective December 15, 1996 for the benefit of its officers and directors. The bank funds the plan with general bank assets. The bank acquired life insurance policies to serve as the primary funding source. As of December 31, 2005, the cash values of those policies were $1,419,797. The liability accrued for benefits payable under the plan was $201,338 as of December 31, 2005. The purposes of the plan are to provide key person life insurance to the bank and to provide retirement benefits to key employees. A total of six directors participate in the plan. Annual future retirement payments for non-employee directors have limits based on the participant’s highest annual compensation. During 2005, the bank recognized deferred compensation expense of $96,401. Income recognized on plan assets was $63,564. Thus, net loss for calendar year 2005 was $(32,837). All directors are participating in the plan, except new directors elected since 2002.

Stock Ownership

Principal Shareholders

This table sets forth information as of February 28, 2006, regarding ownership of Colony Bankcorp by each person we believe owns more than 5% of such stock.

Name and Address	Shares Beneficially Owned		Percent of Class
Robert Sidney Ross	839,532	(1)	11.67%
Post Office Box 666
Ocilla, Georgia 31774

(1)	Includes 681,262 shares owned by Robert Sidney Ross; 99,771 shares owned by Ross of Georgia Inc; 1,562 shares owned by minor children; 462 shares owned by spouse; and 56,475 shares owned by a family trust.

Directors and Executive Officers

The following table sets forth information as of February 28, 2006 regarding the ownership of Colony Bankcorp stock by each Colony Bankcorp director (including nominees for director) and by the executive officers of Colony Bankcorp and its subsidiaries, and by all directors and executive officers as a group.

Name and Address	Shares Beneficially Owned (1)	Percent of Class
Terry L. Coleman	170,507	2.37%
Director

L. Morris Downing, Jr.	224,690	3.12%
Director

Edward J. Harrell	26,249	0.37%
Director

Terry L. Hester	135,384	1.88%
Director; Executive Officer

James D. Minix	144,355	2.01%
Director

Charles E. Myler	5,355	0.07%
Director

Name and Address	Shares Beneficially Owned (1)	Percent of Class
W. B. Roberts, Jr.	26,526	0.37%
Director

Walter P. Patten (2)	42,656	0.59%
Director

Al D. Ross	15,666	0.22%
Director; Executive Officer

R. Sidney Ross	839,532	11.67%
Director

B. Gene Waldron	93,907	1.31%
Director

All directors and executive officers as a group (11 persons)	1,724,827	23.99%

(1)	Includes shares owned by spouses and minor children of officers and directors, as well as shares owned by trust or businesses in which officers and directors have a significant interest. The information contained herein shall not be construed as an admission that any such person is, for purposes of Section 13(d) or Section 13(g) of the Securities Exchange Act of 1934, the beneficial owner of any securities not held of record by that person or entity.
(2)	Mr. Patten was a member of the board all of 2005 and was not nominated as a director nominee for election in 2006 due to job duty and responsibility changes. Mr. Patten will continue as President and Chief Executive Officer and Director of Colony Bank Worth.

Executive Compensation

The following table sets forth the total annual compensation paid in each of the last three fiscal years to those persons who served as Executive Officer for any part of the preceding fiscal year and who received an annual salary and bonus in excess of $100,000 (collectively, the “Named Executive Officers”) in the last fiscal year.

Summary Compensation Table

Name and Principal Position	Annual Compensation					Long-Term Compensation
	Year	Salary	Bonus	Other Annual Compensation		(2) Awards		(3) All Other Compensation
						Securities Underlying Options (#)
James D. Minix	2005	$204,600	$42,342	$32,193	(1)	1,800	(2)	—
Chief Executive Officer	2004	$185,955	$30,000	$29,435	(1)	2,500	(2)	—
of the Company	2003	$169,050	$30,000	$29,450	(1)	2,000	(2)	—

Al D. Ross	2005	$155,000	$28,500	$35,883	(1)	1,000	(2)	—
President and Chief Operating	2004	$114,615	$28,487	$21,785	(1)	1,000	(2)	—
Officer of the Company and President and CEO of Colony Bank Southeast	2003	$104,423	$27,800	$17,479	(1)	850	(2)	—

Terry L. Hester	2005	$117,000	$14,970	$21,784	(1)	700	(2)	—
Executive Vice President and	2004	$107,000	$11,600	$18,558	(1)	1,000	(2)	—
Chief Financial Officer of the Company	2003	$100,000	$10,000	$18,142	(1)	500	(2)	—

Walter P. Patten	2005	$150,000	$38,500	$38,633	(1)	900	(2)	—
Executive Vice	2004	$142,500	$38,404	$35,078	(1)	1,000	(2)	—
President of the Company;	2003	$137,500	$26,906	$33,276	(1)	1,000	(2)	—
President and CEO of Colony Bank Worth

Name	2005	2004	2003
(1) Includes dollar value of Group Term Life and company vehicle provided to executive officers as follows:
James D. Minix	$2,118	$2,223	$2,300
Al D. Ross	$2,143	$874	$1,002
Terry L. Hester	$646	$560	$581
Walter P. Patten	$1,178	$1,126	$1,224

Includes contribution to the profit sharing plan of Colony Bankcorp, Inc. as follows:
James D. Minix	$13,125	$12,812	$12,500
Al D. Ross	$12,240	$9,311	$8,327
Terry L. Hester	$8,288	$7,448	$6,911
Walter P. Patten	$12,705	$12,002	$10,352

Name	2005	2004	2003
Includes director’s fees paid by the Company and its subsidiaries as follows:
James D. Minix	$16,950	$14,400	$14,650
Al D. Ross	$21,500	$11,600	$8,150
Terry L. Hester	$12,850	$10,550	$10,650
Walter P. Patten	$24,750	$21,950	$21,700

(2) Mr. Minix received 1,800 shares of Colony stock with a fair market value of $34.00 per share, 2,500 shares with a fair market value of $20.20 per share and 2,000 shares with a fair market value of $16.00 per share respectively for 2005, 2004 and 2003. Mr. Ross received 1,000 shares of Colony stock with a fair market value of $34.00 per share, 1,000 shares with a fair market value of $20.20 per share and 850 shares with a fair market value of $16.00 per share respectively for 2005, 2004, and 2003. Mr. Hester received 700 shares of Colony stock with a fair market value of $34.00 per share, 1,000 shares with a fair market value of $20.20 and 500 shares with a fair market value of $16.00 per share respectively for 2005, 2004 and 2003. Mr. Patten received 900 shares of Colony stock with a fair market value of $34.00 per share, 1,000 shares with a fair market value of $20.20 per share and 1,000 shares with a fair market value of $16.00 per share respectively for 2005, 2004, and 2003. These shares were issued pursuant to Colony Bankcorp, Inc. 1999 Restricted Stock Grant Plan. Shares granted are fully vested after three years.

(3)	There was no additional compensation for any executive officers.

Profit Sharing and Stock Bonus Plans

Each of the subsidiary banks of the Company has adopted a 401K plan which provides for the Board of Directors to make a discretionary contribution to the plan out of profits in an amount not to exceed 10% of the total annual compensation of the employees eligible to participate in the plan. Employees are eligible to participate after completion of one year of service. The contribution by the Bank is allocated among the participants based on participants eligible compensation. The employee’s interest vests over a period of seven years; prior to 1989 an employee’s interest in its individual account vested over a period of eleven years. For the year ending December 31, 2005, the Board of Directors of the Company and subsidiary banks voted to contribute in the aggregate $558,138 of the profits of the Company to the Company’s profit sharing plans.

Other Compensation and Benefit Plans

Incentive Cash Plan. Bonuses for our Cash Incentive Plan are tied to a weighting factor, of which one-half of the bonus award is based on the Company’s return on equity, along with other weighting factors of loan growth, problem asset reduction, net interest margin, net overhead, past due loan levels and charge-off loan levels with the reward potential within a range of 6.25% to 50% of salary. The compensation listed as “bonus” in the summary compensation table for executive compensation represents payments under the cash incentive plan to the listed executive officers.

Transactions with the Company

Loans. The Company’s directors and officers from time to time have borrowed funds from the Company’s subsidiaries for various business and personal reasons. Such loans are made in strict compliance with state and Federal statutes and regulations of the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance.

As of December 31, 2005, certain officers, executive officers, directors, and companies in which they are an executive officer or partner or in which they have a 10% or more beneficial interest, were indebted to the bank in the aggregate amount of $15,103,982 . Such loans were (1) made in the ordinary course of business; (2) were made on substantially the same terms, including interest rates and collateral, as were prevailing at the time for comparable transactions with other persons; and (3) did not involve more than normal risk of collectibility or present other unfavorable features.

The Company and its subsidiaries utilized the services of Martin Snow, LLP during 2005. Mr. Edward J. Harrell is a director of the Company and a partner in that law firm.

Legal Proceedings

There are no “material” pending legal proceedings, other than ordinary routine litigation incidental to the business of the Company, to which the Company or any of its subsidiaries is a party or of which any of their property is subject. Material proceedings are defined as claims for damages where the amount involved, exclusive of interest and cost, exceeds ten percent of the current assets of the Company and its subsidiaries on a consolidated basis.

During the previous five years, no director, person nominated to become a director, or executive officer of the Company was the subject of a legal proceeding that is material to an evaluation of the ability or integrity of any such person.

Report on Executive Compensation

The Colony Bankcorp Compensation Committee makes this report on executive compensation for the fiscal year ended December 31, 2005.

One of the committee’s responsibilities is to determine the compensation of the executive officers of Colony Bankcorp, Inc. and its subsidiaries (“Colony Bankcorp”), including those named in the Summary Compensation Table which appears elsewhere in this proxy statement. The components of executive compensation are salary, bonus awards under the Company’s Incentive Cash Plan, contributions by the Company to its Profit Sharing Plan, director fees, the dollar value of our group term life insurance and company vehicles provided to executive officers and long term compensation in which Colony shares are granted with Colony Bankcorp, Inc. Restricted Stock Grant Plan.

It is our policy to determine the salary components of executive compensation principally upon the basis of corporate performance, although the elements of corporate performance may vary from year to year. Among the performance factors which we consider are corporate profitability, asset quality, growth and corporate performance relative to industry standards such as problem asset levels, past due loan levels, loan production, net interest rate margin and net overhead. We do not use a formula to calculate the relative weight of these performance factors in establishing base salary, but do give significant subjective weight to the overall value of Colony Bankcorp from year to year.

We also take into account how the overall level of Colony Bankcorp’s executive compensation compares to similar-sized bank holding companies in the Southeastern United States. It was determined that the salary and bonus component of executive compensation was generally within competitive market limits of similar-sized bank holding companies. All other employment benefits of the executive officers were found to be generally within competitive limits.

The Compensation Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)). Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the other senior executive officers, other than compensation that is performance-based under a plan that is approved by the shareholders of the corporation and that meets certain other technical requirements. Based on these requirements, the Compensation Committee has determined that Section 162(m) will not prevent the Company from receiving a tax deduction for any of the compensation paid to executive officers.

In setting the compensation for fiscal year 2005 of James D. Minix, the Company’s President and Chief Executive Officer, which included a 10.00% salary increase, a continuation of the bonus award with the Company’s Cash Incentive Plan within a range of 12.50% to 50.00% of salary, and grant of 1,800 shares of Colony stock with Colony Bankcorp, Inc. 1999 Restricted Stock Plan, we did not apply an objective formula, but did take into account the following factors:

1.	During the fiscal year 2004, Colony Bankcorp continued to increase in value as reflected by an approximate 10.34% increase in stockholder’s equity from fiscal year 2003. During that same period, the market value of the Company’s common stock increased by approximately 68.32%.

2.	Colony Bankcorp posted record earnings for fiscal year 2004. Net income for 2004 increased by approximately 18.39% from 2003.

3.	Colony Bankcorp’s total assets increased by approximately 14.85% from fiscal 2003 to fiscal 2004.

The compensation committee considered similar factors in setting the compensation for Messrs. Hester, Patten, and Ross.

The Board of Directors of the Company did not modify or reject any recommendations we made in 2005 with respect to compensation decisions.

COLONY BANKCORP, INC. COMPENSATION COMMITTEE:

Terry L. Coleman

L. Morris Downing, Jr.

Jerry Harrell

Compensation Committee Interlocks and Insider Participation

No interlocks or insider participation exists within the Compensation Committee.

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of the Company’s 2005 audited consolidated financial statements.

•	The Committee has reviewed and discussed the Company’s 2005 audited consolidated financial statements with the Company’s management;

•	The Committee has discussed with the independent auditors, McNair, McLemore, Middlebrooks, & Co., LLP, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

•	The Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditor’s independence from the corporation and its related entities) and has discussed with the auditors the auditor’s independence from the Company. The Committee has concluded that the independent auditors are independent from the Company and its management ; and

•	Based on review and discussions of the Company’s 2005 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s 2005 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission

March 24, 2006	AUDIT COMMITTEE:

	L. Morris Downing, Jr.	B. Gene Waldron
	Charles E. Myler	Terry L. Coleman
W. B. Roberts, Jr.

Audit Committee Charter

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached to last year’s Proxy Statement. The Board of Directors reviews and approves changes to the Audit Committee charter annually. The charter was not amended in 2005.

Independence of Audit Committee Members

The Company’s Audit Committee is comprised of W. B. Roberts, Jr., Charles E. Myler, L. Morris Downing, Jr., B. Gene Waldron and Terry L. Coleman. Each of these members meets the requirements for independence as defined by the applicable Nasdaq standards. In addition, the Board of Directors has determined that at least one member of the Audit Committee meets the Rules of NASDAQ standard of having accounting or related financial management expertise. Mr. Myler was elected the financially sophisticated individual on the Audit Committee in lieu of naming a “financial expert”. In addition, Mr. Downing was elected Chairman of the Audit Committee.

The Audit Committee does not include a financial expert as defined by the Sarbanes Oxley Act of 2002 and the Company has not named a financial expert because the Board of Directors has determined the financial acumen of each member of the Audit Committee to be very strong and capable of satisfactorily discharging their duties and responsibilities to the Board of Directors and the shareholders.

Shareholder Communications with the Board of Directors

Our Board of Directors does not have an established written policy or process from security holders to send communications to the Board of Directors. However, it has been the practice of the Company to direct any such communications to the Chairman of the Board, who would, in his or her discretion, discuss the communications with the Board at a regular Board meeting. The Board has determined this policy and process to be satisfactory in allowing security holders to communicate directly with the Board of Directors.

The Company does not have a formal policy regarding director attendance at the Company’s annual meeting. However, all directors are encouraged to attend. Approximately 80% of the Board was in attendance at last year’s annual meeting.

BUSINESS OF THE COMPANY

Colony Bankcorp, Inc. (the “Company”) is a Georgia business corporation which was incorporated on November 8, 1982. The Company was organized for the purpose of operating as a bank-holding company under the Federal Bank-Holding Company Act of 1956, as amended, and the bank-holding company laws of Georgia. On July 22. 1983, the Company, after obtaining the requisite regulatory approvals, acquired 100 percent of the issued and outstanding common stock of Colony Bank of Fitzgerald (formerly The Bank of Fitzgerald), Fitzgerald, Georgia, through the merger of the Bank with a subsidiary of the Company which was created for the purpose of organizing the Bank into a one-bank holding company. Since that time, Colony Bank of Fitzgerald has operated as a wholly-owned subsidiary of the Company.

On April 30, 1984, the Company acquired 100 percent of the issued and outstanding common stock of Colony Bank Wilcox (formerly Pitts Banking Company and Community Bank of Wilcox), Pitts, Wilcox County, Georgia in an all stock transaction. Since the date of acquisition, the Bank has operated as a wholly-owned subsidiary of the Company.

On November 1, 1984. the Company acquired 100 percent of the issued and outstanding common stock of Colony Bank Ashburn (formerly Ashburn Bank) Ashburn, Turner County, Georgia for a combination of cash and interest-bearing promissory notes. Since the date of acquisition, the Bank has operated as a wholly-owned subsidiary of the Company.

On September 30, 1985. the Company acquired 100 percent of the issued and outstanding common stock of Colony Bank of Dodge County (formerly The Bank of Dodge County), Eastman, Dodge County, Georgia in an all stock transaction. Since the date of acquisition, the Bank has operated as a wholly-owned subsidiary of the Company.

On July 31, 1991, the Company acquired 100 percent of the issued and outstanding common stock of Colony Bank Worth (formerly Worth Federal Savings and Loan Association and Bank of Worth), Sylvester, Worth County, Georgia in a cash and stock transaction. Since the date of acquisition, the Bank has operated as a wholly-owned subsidiary of the Company.

On November 8, 1996, the Company organized Colony Management Services, Inc. to provide support services to each subsidiary. Services include loan and compliance review, internal auditing and data processing.

On November 30, 1996, the Company acquired 100 percent of Colony Bank Southeast (formerly Broxton State Bank), Broxton, Coffee County, Georgia in an all stock transaction. Since the date of acquisition, the Bank has operated as a wholly-owned subsidiary of the Company.

On March 2, 2000, Colony Bank Ashburn purchased the capital stock of Georgia First Mortgage Company in a business combination accounted for as a purchase. Georgia First Mortgage is primarily engaged in residential real estate mortgage lending in the state of Georgia.

On March 29, 2002, the Company acquired 100 percent of Colony Bank Quitman (formerly Quitman Federal Savings Bank), Quitman, Brooks County, Georgia in a cash and stock transaction. Since the date of acquisition, the Bank has operated as a wholly-owned subsidiary of the Company.

On March 26, 2002, Colony formed Colony Bankcorp, Inc. Statutory Trust I and on December 19, 2002 formed Colony Bankcorp, Inc. Statutory Trust II. Both were formed to establish special purpose entities to issue trust preferred securities.

On March 19, 2004, Colony Bank Ashburn purchased Flag Bank - Thomaston Office in a business combination accounted for as a purchase. Since the date of acquistion, the Thomaston office has operated as a branch office of Colony Bank Ashburn.

On June 17, 2004, Colony formed Colony Bankcorp, Inc. Statutory Trust III for the purpose of establishing a special purpose entity to issue trust preferred securities.

Colony Bankcorp, Inc. is a multi-bank holding company with its primary offices located in Fitzgerald, Georgia. The Company owns seven banking subsidiaries doing business in twenty-nine offices in the South and Central Georgia cities of Albany, Ashburn, Broxton, Chester, Columbus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Pitts, Quitman, Rochelle, Savannah, Soperton, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins.

Because Colony Bankcorp, Inc. is a bank-holding company, its principal operations are conducted through it subsidiary banks. It has 100% ownership of each subsidiary and maintains systems of financial, operational and administrative controls that permit centralized evaluation of the operations of the subsidiary banks in selected functional areas including operations, accounting, marketing, investment management, purchasing, human resources, computer services, auditing, compliance and credit review.

Responsibility for management of each bank remains with its respective Board of Directors and officers. Services rendered by the Company are intended to assist the local management of the banks and to expand the scope of available banking services.

Colony Bankcorp, Inc. common stock is quoted on the NASDAQ National Market under the symbol “CBAN”.

EMPLOYEES

As of December 31, 2005, Colony Bankcorp, Inc. and its subsidiaries employed 322 fulltime employees and 26 part-time employees.

COLONY BANKCORP, INC & SUBSIDIARIES

SELECTED FINANCIAL DATA

The following financial information are tabular presentations of the financial condition and interest rate sensitivity of the company.

	Year Ended December 31,
	2005	2004	2003	2002	2001
Selected Balance Sheet Data:
Total Assets	1,108,338	997,591	868,606	781,535	621,549
Total Loans	858,815	778,643	654,177	571,816	456,052
Total Deposits	944,365	850,329	732,318	664,594	528,017
Investment Securities	124,326	112,593	110,408	90,407	77,433
Federal Home Loan Bank Stock	5,034	4,479	3,000	2,837	2,214
Stockholders’ Equity	68,128	61,763	55,976	51,428	41,971

Selected Income Statement Data:
Interest Income	63,634	51,930	46,418	45,592	45,524
Interest Expense	26,480	18,383	18,414	21,997	25,740

Net Interest Income	37,154	33,547	28,004	23,595	19,784
Provision for Loan Losses	3,444	3,469	4,060	2,820	1,854
Other Income	6,152	6,424	7,128	6,622	4,964
Other Expenses	26,076	24,271	20,864	18,804	15,584

Income Before Tax	13,786	12,231	10,208	8,593	7,310
Income Tax Expense	4,809	4,162	3,392	2,841	2,444

Net Income	8,977	8,069	6,816	5,752	4,866

Weighted Average Shares Outstanding (1)	7,168	7,131	7,127	6,994	6,849
Shares Outstanding (1)	7,181	7,172	7,160	7,145	6,626
Intangible Assets	2,932	3,047	691	847	457
Dividends Paid	2,058	1,808	1,555	1,258	1,055
Average Assets	1,034,777	938,283	816,666	707,631	563,945
Average Stockholders’ Equity	65,146	59,037	53,843	47,910	42,697
Net Charge-offs	2,694	1,973	2,908	2,067	1,356
Reserve for Loan Losses	10,762	10,012	8,516	7,364	6,159
OREO	2,170	1,127	2,724	1,357	1,554
Nonperforming Loans	8,593	8,809	7,492	7,871	8,713
Nonperforming Assets	10,763	9,936	10,216	9,228	10,267
Average Earning Assets	979,966	887,331	774,984	669,724	530,787
Noninterest Bearing Deposits	78,778	68,169	64,044	51,533	45,967

COLONY BANKCORP, INC & SUBSIDIARIES

SELECTED FINANCIAL DATA

	Year Ended December 31,
	2005	2004	2003	2002	2001
PER SHARE DATA:
Net Income Diluted (1)	$1.25	1.13	0.95	0.82	0.71
Book Value (1)	9.49	8.61	7.82	7.20	6.34
Tangible Book Value (1)	9.08	8.19	7.72	7.08	6.26
Dividends (1)	0.285	0.252	0.217	0.176	0.154

PROFITABILITY RATIOS:
Net Income to Average Assets	0.87%	0.86%	0.83%	0.81%	0.86%
Net Income to Average Stockholders’ Equity	13.78%	13.67%	12.66%	12.01%	11.40%
Net Interest Margin	3.81%	3.81%	3.65%	3.57%	3.78%

LOAN QUALITY RATIOS:
Net Charge-offs to Total Loans	0.31%	0.25%	0.44%	0.36%	0.30%
Reserve for Loan Losses to Total Loans and OREO	1.25%	1.28%	1.30%	1.29%	1.35%
Nonperforming Assets to Total Loans and OREO	1.25%	1.27%	1.56%	1.61%	2.24%
Reserve for Loan Losses to Nonperforming Loans	125.24%	113.66%	113.67%	93.56%	70.69%
Reserve for Loan Losses to Total Nonperforming Assets	99.99%	100.76%	83.36%	79.80%	59.99%

LIQUIDITY RATIOS:
Loans to Total Deposits	90.94%	91.57%	89.33%	86.04%	86.37%
Loans to Average Earning Assets	87.64%	87.75%	84.41%	85.38%	85.92%
Noninterest-Bearing Deposits to Total Deposits	8.34%	8.02%	8.75%	7.75%	8.71%

CAPITAL ADEQUACY RATIOS:
Common Stockholders’ Equity to Total Assets	6.15%	6.19%	6.45%	6.58%	6.75%
Total Stockholder’s Equity to Total Assets	6.15%	6.19%	6.45%	6.58%	6.75%
Dividend Payout Ratio	22.80%	22.30%	22.84%	21.46%	21.69%

(1)	All Per Share Data Adjusted to Reflect 5-for-4 Stock Split Effective May 15, 2005.

COLONY BANKCORP, INC. AND SUBSIDIARIES

QUARTERLY RESULTS OF OPERATIONS

	Three Months Ended
	Dec. 31	Sept. 30	June 30	Mar. 31
2005	($ in thousands, except per share data)
Interest Income	$17,893	$16,262	$15,267	$14,212
Interest Expense	8,102	6,996	6,022	5,360

Net Interest Income	9,791	9,266	9,245	8,852
Provision for Loan Losses	742	869	1,025	808
Securities Gains (Losses)	—	—	—	—
Noninterest Income	1,518	1,533	1,499	1,602
Noninterest Expense	7,009	6,491	6,292	6,284

Income Before Income Taxes	3,558	3,439	3,427	3,362
Provision for Income Taxes	1,253	1,188	1,180	1,188

Net Income	$2,305	$2,251	$2,247	$2,174

Net Income per Common Share
Basic	0.32	0.31	0.31	0.31
Diluted	0.32	0.31	0.31	0.31

	Three Months Ended
	Dec. 31	Sept. 30	June 30	Mar. 31
2004	($ in thousands, except for per share data)
Interest Income	$13,902	$13,294	$12,606	$12,128
Interest Expense	5,131	4,721	4,311	4,220

Net Interest Income	8,771	8,573	8,295	7,908
Provision for Loan Losses	760	864	865	980
Securities Gains (Losses)	—	(31)	—	—
Noninterest Income	1,653	1,622	1,604	1,545
Noninterest Expense	6,507	6,224	5,981	5,528

Income Before Income Taxes	3,157	3,076	3,053	2,945
Provision for Income Taxes	1,077	1,019	1,046	1,020

Net Income	$2,080	$2,057	$2,007	$1,925

Net Income per Common Share
Basic	0.29	0.29	0.28	0.27
Diluted	0.29	0.29	0.28	0.27

COLONY BANKCORP, INC. AND SUBSIDIARIES

INTEREST RATE SENSITIVITY

The following table is an analyis of the Company’s interest rate-sensitivity position at December 31, 2005. The interest rate-sensitivity gap, which is the difference between interest-earning assets and interest-bearing liabilities by repricing period, is based upon maturity or first repricing opportunity, along with a cumulative interest rate-sensitivity gap. It is important to note that the table indicates a position at a specific point in time and may not be reflective of positions at other times during the year or in subsequent periods. Major changes in the gap position can be, and are, made promptly as market outlooks change.

	Assets and Liabilities Repricing Within
($ in thousands)	3 Months or Less	4 to 12 Months		1 Year	1 to 5 Years		Over 5 Years		Total

EARNING ASSETS:
Interest-bearing Deposits	$1,635	$		$1,635	$		$		$1,635
Federal Funds Sold	57,456			57,456					57,456
Investment Securities	14,793		2,854	17,647		95,923		10,756	124,326
Loans, Net of Unearned Income	396,221		153,413	549,634		298,579		10,602	858,815
Other Interest-bearing Assets	5,034			5,034					5,034

Total Interest-earning Assets	475,139		156,267	631,406		394,502		21,358	1,047,266

INTEREST-BEARING LIABILITIES:
Interest-bearing Demand Deposits (1)	187,736			187,736					187,736
Savings (1)	35,245			35,245					35,245
Time Deposits	147,945		395,366	543,311		99,287		8	642,606
Short-term Borrowings (2)	15,226		3,000	18,226		18,000		34,000	70,226
Subordinated Debentures	19,074			19,074					19,074

Total Interest-bearing Liabilities	405,226		398,366	803,592		117,287		34,008	954,887

Interest Rate-sensitivity Gap	69,913		(242,099)	(172,186)		277,215		(12,650)	$92,379

Cumulative Interest Rate-sensitivity Gap	$69,913		$(172,186)	$(172,186)		$105,029		$92,379

Interest Rate-sensitivity Gap as a Percentage of Interest-earning Assets	6.68%		(23.12)%	(16.44)%		26.47%		(1.21)%

Cummulative Interest Rate-sensitivity Gap as a Percentage of Interest-earning Assets	6.68%		(16.44)%	(16.44)%		10.03%		8.82%

(1)	Interest-bearing Demand and Savings Accounts for repricing purposes are considered to reprice within 3 months or less.

(2)	Short-term borrowings for repricing purposes are considered to reprice within 3 months or less.

PERFORMANCE GRAPH

The following graph shows the comparison of five-year cumulative total return among (1) Colony Bankcorp, Inc. common stock, (ii) the NASDAQ-Total US Index and (iii) SNL Southeast Banks Index.

Colony Bankcorp, Inc.

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Colony Bankcorp	$100.00	$136.92	$166.59	$267.13	$455.32	$422.57
NASDAQ - Total US*	$100.00	$79.18	$54.44	$82.09	$89.59	$91.54
SNL Southeast Bank Index	$100.00	$124.58	$137.62	$172.81	$204.94	$209.78

*	Assumes $100.00 invested on December 31, 2000.

Markets for the Registrant’s Common Stock and Related Stockholder Matters

Effective April 2, 1998 Colony Bankcorp, Inc. common stock is quoted on the NASDAQ National Market under the symbol “CBAN”. Prior to this date, there was no public market for the common stock of the registrant.

The following table sets for the high, low and close sale prices per share of the common stock as reported on the NASDAQ National Market, and the dividends declared per share for the periods indicated.

Year Ended December 31, 2005	High	Low	Close	Dividend Per Share
Fourth Quarter	$27.02	$22.00	$24.98	$0.075
Third Quarter	32.16	24.00	27.06	0.072
Second Quarter	34.00	24.76	30.04	0.070
First Quarter	27.07	24.00	24.84	0.068

Year Ended December 31, 2004	High	Low	Close	Dividend Per Share
Fourth Quarter	$28.00	$19.54	$27.20	$0.066
Third Quarter	20.35	17.60	19.88	0.064
Second Quarter	18.31	16.48	17.73	0.062
First Quarter	17.60	15.80	17.20	0.060

*	Dollars adjusted to reflect 5-for-4 stock split effective May 15, 2005.

The Registrant paid cash dividends on its common stock of $2,058,286 or $0.285 per share and $1,807,583 or $0.252 per share in 2005 and 2004 respectively. The Company’s Board of Directors approved a reduction in the par value of common stock on February 16, 1999. Par value was reduced from $10 to $1 per share.

As of December 31, 2005, the Company had approximately 1,923 shareholders of record.

Compliance with Section 16(a) of the 1934 Act

Section 16(a) of the Securities Exchange Act of 1934 and regulations of the SEC require our executive officers and directors and persons who beneficially own more than ten percent of any class of our equity securities, as well as certain affiliates of such persons to file initial reports of ownership of any equity securities of Colony Bankcorp and subsequent reports of changes in ownership of such securities with the SEC. Such persons also are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based soley on our review of the copies of such reports that we have received and written representation from such reporting persons that no other reports were required, we believe that, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to our directors and executive officers were complied within a timely manner.

Independent Public Accountants

The firm of McNair, McLemore, Middlebrooks & Co., LLP, Macon, Georgia, has served as our independent accountants each year since 1995, and we consider them to be well qualified. Our Audit Committee has selected McNair, McLemore, Middlebrooks & Co., LLP, to serve as our independent accountants for the fiscal year ending December 31, 2006. Representatives of that firm will be present at the Annual meeting and will have the opportunity to make a statement if they desire to do so. They will be available to answer your questions at that time.

During fiscal years 2004 and 2005, the Company retained its principal auditor, McNair, McLemore, Middlebrooks & Co., LLP, to provide services in the following categories and amounts:

	2004	2005
Audit Fees
Audit of Financial Statements	$210,696	$202,573
Reporting to Audit Committee
Review of Quarterly Financials
Attestation on Internal Controls - SOX404
Assistance with SEC Filings

Audit Related Fees	$17,458	$5,145
HUD audit for mortgage company
Special audit and accounting investigations
Sarbanes-Oxley Issues
Research related to accounting and auditing Issues

Tax Fees	$8,680	$21,189
Preparation of federal and state consolidated returns
Tax planning related to tax credits and other tax reduction strategies
Amended returns, property tax return, local returns

All other Fees	$2,701	$6,763
Due diligence and acquistions services
Annual returns for profit-sharing returns
Assistance with proxy statements
Regulatory reporting and regulatory issues
Captial issues including trust preferred securities

All non-audit services are pre-approved by the Audit Committee.

The Audit Committee has considered the provision of non-audit services by our principal accountants and has determined that the provision of such services were consistent with maintaining the independence of the Company’s principal accountants.

Financial Information Systems Design and Implementation Fees. The Company did not retain its principal accountant to perform Financial Information Systems Design or Implementation services in fiscal year 2005.

Changes in and Disagreement with Accountants on Accounting and Financial Disclosure. There was no accounting or disclosure disagreement or reportable event with the former or current auditors that would have required the filing of a report on Form 8-K.

Shareholder Proposals for Next Year’s Meeting

Shareholder proposals that are intended to be presented at our 2007 Meeting of Shareholders must be received by us no later than November 27, 2006 , in order to be included in our proxy statement and related proxy materials for that meeting. Any notice of a shareholder proposal not received by us on or before February 8, 2007 will not be considered timely and will not be submitted to the shareholders at the 2007 annual meeting. Any such proposal must comply with the rules and regulations of the Securities and Exchange Commission.

Other Matters Which May Come Before the Annual Meeting

Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in Colony Bankcorp’s best interest.

Annual Reports

Upon receipt of a written request, we will furnish, without charge, any owner of common stock of the company a copy of its annual report to the Securities and Exchange Commission on Form 10-K (the “10-K”) for the fiscal year ended December 31, 2005, including financial statements and the schedules thereto. Copies of exhibits to the 10-K are also available upon specific request and payment of a reasonable charge for reproduction. Such requests should be directed to the Secretary of the Company at the address indicated on the front of the proxy statement.

COLONY BANKCORP, INC.

Post Office Box 989

115 South Grant Street

Fitzgerald, Georgia 31750

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS:

The undersigned hereby appoints L. Morris Downing, Jr. and Al D. Ross and each of them, with full power of substitution, to represent and vote as designated herein at the annual meeting of shareholders of Colony Bankcorp, Inc. to be held Tuesday, April 25, 2006 at 6:00 p.m., local time, at Colony Bankcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia and at any adjournment or postponement thereof; with all the powers (other than the power to revoke the proxy or vote in a manner not authorized by the exceeded form of proxy) which the undersigned would have if personally present at such meeting, to act in their discretion upon any other matter or matters which may properly be brought before the meeting, and to appear and vote all the shares of common stock which the undersigned may be entitled to vote.

PROPOSAL I: To elect the ten nominees listed below to serve as directors for the following year:

_______	FOR all nominees listed below (except as marked to the contrary below).	_______	WITHHOLD AUTHORITY to vote for all nominees listed below.

Terry L. Coleman	Charles E. Myler
L. Morris Downing, Jr.	W. B. Roberts, Jr.
Edward J. Harrell	Al D. Ross
Terry L. Hester	R. Sidney Ross
James D. Minix	B. Gene Waldron

INSTRUCTIONS: To withhold authority to vote for any individual nominees, mark “FOR” above and write the names of such nominees for whom you wish to withhold authority in the space provided below:

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR ALL NOMINEES LISTED ABOVE.

The Board of Directors recommends a vote FOR the election of the above nominees to the Board of Directors.

(Continued on Reverse Side)

If other matters properly come before the meeting, the persons named herein as proxy shall have the discretionary authority to vote with respect to such matters after considering the recommendations of management.

The undersigned hereby acknowledge receipt of the annual report of the company for the fiscal year ended December 31, 2005 and the notice of annual meeting and proxy statement of the Company for the above-mentioned annual meeting of shareholders.

Please sign below, date and return promptly in the enclosed, self-addressed stamped envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person.

DATE:                     , 2006

INDIVIDUALS:	ENTITIES: (Please Print)

Name (Please Print)
By:

Signature	Signature

Name of Joint Tenant or Tenant-In-Common,	Position
if any (Please Print)

Signature of Joint Tenant or
Tenant-In-Common, if any